EXHIBIT 99.1
CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to: (1) the reference to our name and description of our role in the valuation process of the real estate properties of Steadfast Apartment REIT, Inc. (the “Company”) being included or incorporated by reference in the Company’s Registration Statement (Post-Effective Amendment No. 13 to Form S-11 on Form S-3 No. 333-191049) and the related prospectus, included therein, by being filed on an Annual Report on Form 10-K, to be filed on the date hereof (the “Form 10-K”) and (2) the inclusion in the Form 10-K of the Company that the total appraised value of the Company’s real estate properties of $3.68 billion represents the sum of the appraised values of each of the Company’s wholly-owned stabilized real estate properties contained in the individual property appraisal reports as of December 31, 2020 prepared by our affiliate and provided by us to the Company on March 9, 2021.

March 12, 2021	CBRE Capital Advisors, Inc.

	By:	/s/ Scott Potter
	Name:	Scott Potter
	Title:	President and CCO